UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2005
POLYMEDICA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19842	04-3033368

(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

11 State Street, Woburn, Massachusetts	01801

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 933-2020
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On October 14, 2005, PolyMedica Corporation (the “Corporation”) entered into an Employment Agreement (the “Employment Agreement”) with Patrick T. Ryan, the President and Chief Executive Officer of the Corporation. The Employment Agreement replaces and supersedes the Executive Employment Agreement dated September 27, 2004 and the Executive Retention Agreement dated September 27, 2004.
The Employment Agreement provides, among other things, for an annual base salary of $683,000, eligibility for an annual bonus and stock option grants. The initial term of the Employment Agreement is from October 14, 2005 through September 30, 2009, with the option to renew for an additional year at the end of each term. Pursuant to the Employment Agreement, effective October 14, 2005, Mr. Ryan was granted an option to purchase 50,000 shares of the Corporation’s common stock at a price of $33.13 per share. Mr. Ryan’s grant will vest in accordance with a four-year vesting schedule whereby 25% of the shares vest after one year and the balance of such shares vest in equal quarterly installments thereafter. A copy of the Employment Agreement is attached as Exhibit 10.1.
Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement between PolyMedica Corporation and Patrick T. Ryan dated October 14, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION

Date: October 20, 2005	By: /s/ Devin J. Anderson

Devin J. Anderson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between PolyMedica Corporation and Patrick T. Ryan dated October 14, 2005